Exhibit 99.(a)(1)(C)
Confidential

NEWLINK GENETICS CORPORATION
2503 South Loop Drive, Suite 5100
Ames, IA 50010
OPTION EXCHANGE - ELECTION FORM
THIS OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 p.m. Eastern Time
ON WEDNESDAY, JULY 31, 2019, UNLESS EXTENDED
Before completing and signing this Election Form, we encourage you to read the documents that make up this tender offer, including (1) the “Offer to Exchange Eligible Options for New Options,” dated June 20, 2019, filed with the U.S. Securities and Exchange Commission and separately delivered to you by e-mail from NewLink describing the terms of the Exchange Offer (collectively, the “Offer Documents”); (2) the e-mail from NewLink on June 20, 2019 announcing the commencement of the Exchange Offer; and (3) this Election Form, including the Agreement to the Terms of Election and Instructions to this Election Form attached below. The Exchange Offer is subject to the terms set forth in the Offer Documents as they may be amended. The Exchange Offer expires at 5:00 p.m. Eastern Time on Wednesday, July 31, 2019, unless extended. All capitalized terms used in this Election Form but not defined herein shall have the meanings given in the Offer Documents.
PLEASE FOLLOW THE INSTRUCTIONS ATTACHED TO THIS FORM.
If you wish to participate in the Exchange Offer, please check the box next to “Yes, exchange Eligible Option for New Option” below, and you will tender your Eligible Option in exchange for the grant of a New Option under the terms of the Exchange Offer. Each Eligible Option you elect to tender for exchange must be tendered in whole.
Please note that if you check the box next to “No, retain Eligible Option,” your Eligible Option will remain outstanding subject to its original terms, and no New Option will be granted to you. If you make no election, or do not return this Election Form before the Expiration Time, you will retain your Eligible Options, and no New Options will be granted to you.
Return by Email (By PDF or similar imaged document file) to: option.exchange@linkp.com
Employee Name:

Eligible Options				New Options		Election to tender Eligible Option in exchange for New Option
Grant Number	Grant Date	Exercise Price	Shares	Ratio	Shares
☐ Yes, exchange Eligible Option for New Option ☐ No, retain Eligible Option
☐ Yes, exchange Eligible Option for New Option ☐ No, retain Eligible Option
☐ Yes, exchange Eligible Option for New Option ☐ No, retain Eligible Option

Exhibit 99.(a)(1)(C)
Confidential

YOUR SIGNATURE AND SUBMISSION OF THIS ELECTION FORM INDICATES THAT YOU AGREE TO ALL TERMS OF THE OFFER AS SET FORTH IN THE EXCHANGE OFFER DOCUMENTS, AS WELL AS THE AGREEMENT TO THE TERMS OF THE ELECTION ATTACHED HERETO.
Please note that you may change your election by submitting a new properly completed and signed Election Form prior to the expiration date, which will be 5:00 p.m. Eastern Time on Wednesday, July 31, 2019, unless extended. The last valid election submitted to NewLink prior to the expiration of the Exchange Offer shall be effective and supersede any prior election forms you submit.
Employee Name:

(Signature)

(Print Name)

(Date)

Exhibit 99.(a)(1)(C)
Confidential

AGREEMENT TO THE TERMS OF ELECTION

To:	NewLink Genetics Corporation (“NewLink”)
2503 South Loop Drive, Suite 5100
Ames, IA 50010

Email: option.exchange@linkp.com
By signing and submitting this Election Form, I acknowledge that:

1.
I acknowledge that I have received the “Offer to Exchange Eligible Options for New Options,” including the “Summary Term Sheet - Questions and Answers” (collectively, the “Offer Documents”) from NewLink, dated June 20, 2019, and upon making an election herein, I agree to all of the terms and conditions of the Offer Documents.

2.
I tender to NewLink for exchange the Eligible Options specified on this Election Form and understand that, upon acceptance by NewLink, this Election Form will constitute a binding agreement between NewLink and me. I have checked the box corresponding to the Eligible Options that I elect to tender for exchange. I understand that any election that I make to tender an option for exchange that does not qualify as an Eligible Option will not be accepted, and such options will remain outstanding subject to their original terms following the Exchange Offer.

3.
I understand that if I validly tender an Eligible Option for exchange and such Eligible Option is accepted, such Eligible Option will automatically be cancelled by NewLink in exchange for the grant of a New Option with the applicable New Option terms described in the Offer Documents, including, without limitation:

•	Each New Option will have an exercise price equal to the closing price of our common stock reported on Nasdaq on the date that the New Option is granted.

•	Each New Option will represent your right to purchase a reduced number of shares of our common stock based on the exchange ratio specified in the Offer Documents and referenced on your Election Form.

•	Each New Option will have a maximum term of seven (7) years.

•	The vesting schedule of your New Options will be as follows:

◦
To the extent an Eligible Option is vested as of the Exchange Date, such vested portion may be exchanged for a New Option that will vest 50% on the first anniversary of the grant date and 50% on the second anniversary of the grant date.

◦
To the extent an Eligible Option is unvested as of the Exchange Date, such unvested portion may be exchanged for a New Option that will vest 50% on the second anniversary of the grant date and 50% on the third anniversary of the grant date.

4.
To remain eligible to tender Eligible Options for exchange pursuant to the Exchange Offer, I understand that I must remain an Eligible Holder and must not have received nor given a notice of termination of employment prior to Expiration Time, which is scheduled to be 5:00 p.m. Eastern Time on Wednesday, July 31, 2019, unless extended. I understand that if my employment with NewLink ceases prior to the expiration of the Exchange Offer, NewLink will not accept my Eligible Options for exchange and I or my estate or beneficiaries, as the case may be, will retain my Eligible Options subject to their original terms and conditions.

5.
I understand that if I cease providing services to NewLink for any reason before the shares underlying my New Option vest, I will forfeit any unvested portion of my New Option, subject to the terms of the Amended 2009 Plan.

6.	I understand that neither the ability to participate in the Exchange Offer nor actual participation in the Exchange Offer will be construed as a right to continued employment or service with NewLink.

7.
I understand that this election is entirely voluntary, and I am aware that I may change or withdraw my decision to tender my Eligible Options at any time until the Exchange Offer expires as described in the Instructions to Election Form. I understand that this decision to tender my Eligible Options will be irrevocable as of 5:00 p.m. Eastern Time on Wednesday, July 31, 2019, unless the Exchange Offer is extended. Participation in the Offer is entirely your decision and should be made based on your personal circumstances. NewLink has not authorized any person to make any recommendation on our behalf as to whether or not you should participate in the Exchange Offer.

8.
I understand that I may receive certain future “confirmation letters” or other communications from NewLink in connection with the Exchange Offer, including a communication confirming if NewLink has received this Election Form and whether NewLink ultimately accepts or rejects this Election Form. Unless I have provided an alternative e-mail address for contacting me (via option.exchange@linkp.com), I hereby confirm that I will have access to my regular NewLink e-mail for purposes of these future communications.

Exhibit 99.(a)(1)(C)
Confidential

INSTRUCTIONS TO ELECTION FORM

1.
DEFINED TERMS. All capitalized terms used in this Election Form but not defined herein have the meanings given in the Offer to Exchange Eligible Options for New Options, dated June 20, 2019, filed with the U.S. Securities and Exchange Commission and separately delivered to you by e-mail from NewLink. The use of “NewLink,” “we,” “us” and “our” in this Election Form refers to NewLink Genetics Corporation.

2.
EXPIRATION TIME. The Exchange Offer and any rights to tender or to withdraw a tender of Eligible Options expire at 5:00 p.m. Eastern Time on Wednesday, July 31, 2019, unless the Exchange Offer is extended (and unless we have accepted the Eligible Options, you may also withdraw any such tendered securities at any time after 11:59 p.m. Eastern Time on Wednesday, August 14, 2019).

3.
DELIVERY OF ELECTION FORM. If you intend to tender Eligible Options under the Exchange Offer, a signed copy of this Election Form must be received by NewLink before 5:00 p.m. Eastern Time on Wednesday, July 31, 2019 (or such later date as may apply if the Exchange Offer is extended) by the following means:

•	By Email (By PDF or similar imaged document file) to: option.exchange@linkp.com

Your Election Form will be effective only upon receipt by us. You are responsible for making sure that the Election Form is delivered to the electronic mail address indicated above. You must allow for sufficient time to complete and deliver this Election Form to ensure that we receive your Election Form on time.
You are not required to tender any of your Eligible Options for exchange. If you choose to tender for exchange a particular Eligible Option, you must tender the entire option, but need not tender other Eligible Options held by you. On the Election Form, please check the box corresponding to the Eligible Options that you wish to tender for exchange. You do not need to return your stock option agreements relating to any tendered Eligible Options, as they will be automatically cancelled if we accept your Eligible Options for exchange and grant you New Options.

4.
WITHDRAWAL OF ELECTION. Tenders of Eligible Options made under the Exchange Offer may be withdrawn at any time before 5:00 p.m. Eastern Time on Wednesday, July 31, 2019, unless we extend the expiration date, in which case withdrawals must be received before such later expiration date and time (and unless we have accepted the Eligible Options, you may also withdraw any such tendered options after 11:59 p.m. Eastern Time on Wednesday, August 14, 2019).

To withdraw tendered Eligible Options, you must deliver by email (a PDF or similar imaged document file) a properly completed and signed Notice of Withdrawal to: option.exchange@linkp.com.
Withdrawals may not be rescinded and any Eligible Options withdrawn will not be considered to be properly tendered, unless the withdrawn Eligible Options are properly re-tendered before the Expiration Date by following the procedures described in Instruction 3 above.

5.
SIGNATURES. Please sign and date this Election Form. Except as described in the following sentence, this Election Form must be signed by the Eligible Holder who holds the Eligible Options to be tendered in the same manner as such Eligible Holder’s name appears on the applicable stock option agreement. If the signature is by an attorney-in-fact or another person acting in a fiduciary or representative capacity, the signer’s full title and proper evidence of the authority of such person to act in such capacity must be identified on this Election Form.

6.
REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance regarding the Exchange Offer (including requests for additional or hard copies of the Exchange Offer or this Election Form) should be directed to option.exchange@linkp.com.

7.
IRREGULARITIES. We will determine all questions as to the number of shares subject to Eligible Options tendered and the validity, form, eligibility (including time of receipt) and acceptance of any tender of Eligible Options for exchange. Subject to any order or decision by a court or arbitrator of competent jurisdiction, our determination of these matters will be final and binding on all parties. We may reject any or all tenders of Eligible Options for exchange that we determine are not in appropriate form or that we determine are unlawful to accept. We may waive any defect or irregularity in any tender with respect to any particular Eligible Options or any particular Eligible Holder before the expiration of the Exchange Offer. No Eligible Options will be accepted for exchange until the Eligible Holder exchanging the Eligible Options has cured all defects or irregularities to our satisfaction, or they have been waived by us, prior to the Expiration Date. Neither we nor any other person is obligated to give notice of any defects or irregularities involved in the exchange of any Eligible Options.

8.	CONDITIONAL OR CONTINGENT OFFERS. We will not accept any alternative, conditional or contingent tenders.

9.
IMPORTANT U.S. TAX INFORMATION. You should refer to Section 12 of the Offering Memorandum included in the Offering Documents, which contains important U.S. tax information. We encourage you to consult with your own financial and tax advisors if you have questions about your financial or tax situation.